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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-12301 of Leasing Solutions, Inc. on Form S-3 of our reports dated January 26, 1996, included in the Annual Report on Form 10-K of Leasing Solutions, Inc. for the year ended December 31, 1995, and to the use of our report dated January 26, 1996, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California

October 2, 1996